Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-270303) pertaining to the share incentive plans of Freightos Limited of our report dated March 21, 2024, with respect to the consolidated financial statements of Freightos Limited, included in this Annual Report (Form 20-F) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Kost Forer Gabbay & Kasierer

March 21, 2024	KOST FORER GABBAY & KASIERER

Haifa, Israel	A Member Firm of EY Global